Exhibit 4.4

Execution Copy

COOTEK (CAYMAN) INC.

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

DATED AS OF JANUARY 10, 2017

TABLE OF CONTENTS

1	Interpretation		4

	1.1	Definitions	4
	1.2	Interpretation	11
	1.3	Jurisdiction of IPO	11

2	Demand Registration		12

	2.1	Registration Rights	12
	2.2	Registration on Form F-3 or Form S-3	13
	2.3	Right of Deferral	13
	2.4	Underwritten Offerings	14
	2.5	Restrictions on Series D-1 Preferred Shares	15

3	Piggyback Registrations		15

	3.1	Registration of the Company’s Securities	15
	3.2	Underwriting Requirements	15
	3.3	Exempt Transactions	16
	3.4	Restrictions on Series D-1 Preferred Shares	16

4	Procedures		16

	4.1	Registration Procedures and Obligations	16
	4.2	Information from Holder	17
	4.3	Expenses of Registration	18
	4.4	Delay of Registration	18
	4.5	Termination of Registration Rights	18
	4.6	Restrictions on Series D-1 Preferred Shares	18

5	Indemnification		18

	5.1	Company Indemnity	18
	5.2	Holder Indemnity	19
	5.3	Notice of Indemnification Claim	19
	5.4	Contribution	20
	5.5	Underwriting Agreement	20
	5.6	Survival	20

6	Additional Undertakings		20

	6.1	Reports under the Exchange Act	20
	6.2	Limitations on Subsequent Registration Rights	21
	6.3	“Market Stand-Off” Agreement	21
	6.4	Assignment of Registration Rights	22
	6.5	Exercise of Preferred Shares	22

7	Preemptive Right		22

	7.1	General	22

i

	7.2	Issuance Notice	23
	7.3	Over Allotment	23
	7.4	Sales by the Company	23
	7.5	Approval of Further Equity Financing	23
	7.6	Termination of Preemptive Rights	24

8	Information and Inspection Rights		24

	8.1	Delivery of Financial Statements	24
	8.2	Inspection	25
	8.3	Termination of Information and Inspection Rights	25
	8.4	Governmental / Securities Filings	25
	8.5	United States Tax Matters	25

9	Rights of First Refusal and Co-Sale Rights		26

	9.1	Prohibition on Transfer of Shares	26
	9.2	Rights of First Refusal	28
	9.3	Right of Co-Sale	30
	9.4	Non-Exercise of Rights	32
	9.5	Change in Control	32
	9.6	Subsequent Rights	32

10	New Issuances or Transfers to Competitors		32

11	Assignments and Transfers; No Third Party Beneficiaries		33

12	Drag-Along Rights		33

13	Legend		35

14	Election of Directors; Board Observer		36

	14.1	Board of Directors	36
	14.2	Board Observer	36
	14.3	Alternate	36
	14.4	Meetings and Expenses	36
	14.5	Directors’ Insurance and Indemnification	36
	14.6	Board Meetings	37

15	Additional Agreements; Covenants		37

	15.1	Employee Stock Option Plan and Restricted Stock; Employees	37
	15.2	Qualified IPO	38
	15.3	Use of Proceeds	38
	15.4	Approval of Business Plan	38
	15.5	Related-Party Transactions	39
	15.6	Restrictions on Disposition of or Encumbrance on Shares	39
	15.7	Covenants of the Founders and Zhu	39
	15.8	Protective Provisions	41
	15.9	Publicity	44
	15.10	Confidentiality	45

ii

	15.11	Liquidation; Redemption; PRC Subsidiaries	46
	15.12	Professional Agency for Public Listing	46
	15.13	Repayment of the Domestic Loan	47

16	Miscellaneous		47

	16.1	Governing Law	47
	16.2	Dispute Resolution	47
	16.3	Counterparts	48
	16.4	Notices	48
	16.5	Headings and Titles	48
	16.6	Expenses	49
	16.7	Entire Agreement; Amendments and Waivers	49
	16.8	Severability	49
	16.9	Further Instruments and Actions	49
	16.10	Rights Cumulative	49
	16.11	No Waiver	50
	16.12	Conflict with Restated Articles	50
	16.13	No Presumption	50
	16.15	Rights of Third Parties	50
	16.16	Binding Effect	50

iii

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of January 10, 2017 by and among:

(1)                                 CooTek (Cayman) Inc., a company duly incorporated and validly existing under the Laws of the Cayman Islands, with its registered office at the offices of Corporate Filing Services Ltd., P. O. Box 613, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”);

(2)                                 Zhang Kan (张瞰), a citizen of the People’s Republic of China (“China” or the “PRC”) with his ID card number of ***; Wang Jialiang (王佳梁), a citizen of the PRC with his ID card number of ***; Li Qiaoling (李巧玲), a citizen of the PRC with her ID card number of ***; and Wang Jian (王健), a citizen of the PRC with his ID card number of *** (collectively, the “Founders” and each a “Founder”);

(3)                                 Kan’s Global CoolStuff Investment Inc., a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at P. O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands; LQL Global Innovation Investment Inc., a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at P. O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands; Jian’s Global CoolStuff Investment Inc., a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at P. O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands; and Jialiang’s Global Creativity Investment Inc., a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at P. O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (collectively, the “Founder Holdcos” and each a “Founder Holdco”);

(4)                                 CooTek HongKong Limited, a company duly incorporated and validly existing under the Laws of Hong Kong Special Administrative Region of the PRC (“Hong Kong”) (the “HK Subsidiary”);

(5)                                 TouchPal HK Co., Limited, a company duly incorporated and validly existing under the Law of the Hong Kong Special Administrative Region (“TouchPal HK”);

(6)                                 TouchPal, Inc., a corporation duly incorporated and validly existing under the Law of Delaware State, USA (“TouchPal US”, together with TouchPal HK, collectively, the “Offshore Subsidiaries”);

(7)                                 Shanghai Chu Le (CooTek) Information Technology Co., Ltd. (上海触乐信息科技有限公司), a wholly foreign-owned enterprise duly organized and validly existing under the Laws of the PRC, with its registered office at Suite A2060, Building B, No. 555, Dongchuan Road, Minhang District, Shanghai, China (the “WFOE”);

(8)                                 Shanghai Han Xiang (CooTek) Information Technology Co., Ltd. (上海汉翔信息技术有限公司), a Sino-foreign joint venture company duly incorporated and validly existing under the Laws of the PRC, with its registered office at Suite 1023, Building B, No. 555, Dongchuan Road, Minhang District, Shanghai, China (“Han Xiang”);

(9)                                 Shanghai Chu Bao (CooTek) Information Technology Co., Ltd. (上海触宝信息技术有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC, with its registered office at No.01, 02, 12th Floor, Building 82, No. 1198, North Qinzhou Road, Shanghai, China (“Chu Bao,” together with Han Xiang, the “Domestic Companies” and each a “Domestic Company”; the Domestic Companies together with the WFOE, collectively, the “PRC Subsidiaries” and each, a “PRC Subsidiary”);

(10)                          Haiyan’s Global Creativity Investment Inc., a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at P. O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (“Haiyan’s Holdco”);

(11)                          Zhu Haiyan ( 朱海燕 ), a citizen of the PRC with her ID card number of *** (“Zhu”);

(12)                          Qiming Venture Partners II, L.P., an exempted limited partnership duly incorporated and validly existing under the Laws of Cayman Islands (“Qiming-1”);

(13)                          Qiming Venture Partners II-C, L.P., an exempted limited partnership duly incorporated and validly existing under the Laws of Cayman Islands (“Qiming-2”);

(14)                          Qiming Managing Directors Fund II, L.P., an exempted limited partnership duly incorporated and validly existing under the Laws of Cayman Islands (“Qiming-3” together with Qiming-1 and Qiming-2, collectively, “Qiming”);

(15)                          Orange Capital Management, a limited liability company duly incorporated and validly existing under the Laws of France (“Orange”);

(16)                          Qualcomm International, Inc., a company duly incorporated and validly existing under the Laws of the State of California of the United States of America (“Qualcomm”, together with Qiming and Orange collectively to the extent that each of them is a holder of Series A Preferred Shares, the “Series A Investors”, and each, a “Series A Investor”);

(17)                          Sycamore Capital Holdings Limited, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Sycamore Capital”);

(18)                          SIG China Investments Master Fund III, LLLP, a limited liability limited partnership duly incorporated and validly existing under the Laws of the State of Delaware of the United States of America (“SIG”, together with Qiming and Qualcomm, collectively to the extent that each of them is a holder of Series B-1 Preferred Shares, the “Series B-1 Investors”, and each, a “Series B-1 Investor”);

(19)                          Alibaba Investment Limited, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Alibaba”, together with Qiming, Qualcomm, Sycamore Capital, and SIG, collectively to the extent that each of them is a holder of Series B Preferred Shares, the “Series B Investors”, and each, a “Series B Investor”);

(20)                          Sequoia Capital China GF Holdco III-A, Ltd., a company duly incorporated and validly existing under the Laws of the Cayman Islands (“Sequoia”, together with Qiming and SIG, collectively to the extent that each of them is a holder of Series C Preferred Shares, the “Series C Investors”, and each, a “Series C Investor”);

(21)                          CHANCE TALENT MANAGEMENT LIMITED, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (“CCBI”);

(22)                          New Alliance CC Limited, a company duly incorporated and validly existing under the Laws of the British Virgin Islands(“New Alliance”);

(23)                          TRANQUILITY COMMUNICATIONS LIMITED (静康通讯有限公司), a company duly incorporated and validly existing under the Laws of Republic of Seychelles (“Tranquility Investments”, together with CCBI, New Alliance, and Qiming, SIG and Sequoia, to the extent that each of them is a holder of Series D Preferred Shares, the “Series D Investors”, and each a “Series D Investor”); and

(24)                          HG Qiandao Limited, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Series D-1 Investor”, together with Series D Investors, the “Series D and Series D-1 Investors”).

Each of the Company, the Founders, the Founder Holdcos, Haiyan’s Holdco, the HK Subsidiary, the Offshore Subsidiaries, the PRC Subsidiaries, Zhu, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    WHEREAS, the Series D-1 Investor has agreed to purchase from the Company, and the Company has agreed to issue to the Series D-1 Investor, a certain number of Series D-1 Preferred Shares of the Company on the terms and conditions set forth in that certain Share Purchase Agreement entered into by and among the Company, the Series D-1 Investor, and other parties thereto on January 10, 2017 (the “Share Purchase Agreement”). However, upon the Initial Closing as defined in the Share Purchase Agreement, the Series D-1 Preferred Shares issued to the Series D-1 Investor are unpaid and Series D-1 Investor shall pay the Purchase Price after the Initial Closing but in no event after the later date of (i) the commencement of IPO application as determined by the Board of the Company or (ii) one year after the execution of the Domestic Loan Agreement (as defined below) (“Deferred Payment of Purchase Price”).

B.                                    WHEREAS, each of the Founder Holdcos and the Qualcomm agrees to sell to the Company and the Company agrees to repurchase from each of the Founder Holdcos and Qualcomm and cancel certain shares of the Company pursuant to the terms and subject to the conditions of the Share Purchase Agreement.

C.                                    WHEREAS, the Investor wishes to designate one of its Affiliates to provide a loan to WFOE, and WFOE wishes to accept and borrow such loan from such Affiliates designated by the Investor, in a principal amount of US$20,000,000 or its equivalent RMB pursuant to the terms and subject to the conditions of the Loan Agreement (the “Domestic Loan Agreement”) entered into by and among the Investor’s Affiliate, the WFOE and other parties thereto (the “Domestic Loan”);

D.                                    WHEREAS, the Company, the HK Subsidiary, the PRC Subsidiaries, the Founders, Zhu, the Founder Holdcos, Haiyan’s Holdco, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors and the Series D Investors entered into a Fourth Amended and Restated Shareholders’ Agreement on July 14, 2016 (including any and all deeds of adherence to such Shareholders’ Agreement, the “Prior Agreement” collectively).

E.                                     WHEREAS, the Parties desire to enter into this Agreement to amend, restate, supersede and replace in its entirety the Prior Agreement.

F.                                      WHEREAS, it is a condition precedent to the Initial Closing under the Share Purchase Agreement that the Parties enter into this Agreement.

G.                                    WHEREAS, it is understood by the Company, the Founders, the Founder Holdcos, Haiyan’s Holdco, the HK Subsidiary, the Offshore Subsidiaries, the PRC Subsidiaries, Zhu, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor that this Agreement is intended to be binding on all Founders, all shareholders of the Company as well as each member of the Group Companies at and after the Initial Closing under the Share Purchase Agreement.

WITNESSTH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:

1                                         Interpretation.

1.1                               Definitions.

Capitalized terms used herein without definitions shall have the meanings set forth in the Share Purchase Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person (in the case of Orange Capital Management, such “other Person” shall also include any Orange Publicis Venture Fund managed by its management company Iris Capital) that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning ascribed to it in the preamble hereof.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Law of the United States, including the Exchange Act and the Securities Act, and any applicable securities Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable securities Laws of that jurisdiction.

“Arbitration Rules” has the meaning ascribed to it in Section 16.2(b) hereof.

“Board” or “Board of Directors” means the board of directors of the Company.

“Center” has the meaning ascribed to it in Section 16.2(b) hereof.

“CFC” has the meaning ascribed to it in Section 8.5(a) hereof.

“Code” has the meaning ascribed to it in Section 8.5(a) hereof.

“Commission” means (a) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (b) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Company” has the meaning ascribed to it in the preamble hereof.

“Competitor” has the meaning ascribed to it in Section 10 hereof.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at meetings of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Deed of Adherence” has the meaning set forth in Section 9.1(b) hereof.

“Deemed Liquidation Event” has the meaning ascribed to it in the Restated Articles.

“Deferred Payment of Purchase Price” has the meaning set forth in the Recitals of this Agreement.

“Domestic Loan” has the meaning set forth in the Recitals of this Agreement.

“Domestic Loan Agreement” has the meaning set forth in the Recitals of this Agreement.

“Drag-Along Date” has the meaning set forth in Section 12(d) hereof.

“Drag-Along Notice” has the meaning set forth in Section 12(d) hereof.

“Drag-Along Sale” has the meaning set forth in Section 11(a) hereof.

“Drag-Along Shareholder” has the meaning set forth in Section 11(a) hereof.

“Equity Securities” means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.

“ESOP” means the employee stock incentive plan of the Company to be adopted by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercising Holder” has the meaning ascribed to it in Section 7.3 hereof.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founders” shall mean Zhang Kan, Wang Jialiang, Li Qiaoling and Wang Jian, each of whom is a citizen of the PRC.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” means the Company, the HK Subsidiary, the Offshore Subsidiaries, the PRC Subsidiaries and any of their Subsidiaries and branches (if any), and each Person (other than a natural person) that is, directly or indirectly, Controlled by the Company or the PRC Subsidiaries.

“Holder(s)” mean the holder(s) of Registrable Securities who are Parties to this Agreement from time to time, and their permitted transferees that become Parties to this Agreement from time to time.

“HK Subsidiary” has the meaning set forth in the preamble hereof.

“Hong Kong” has the meaning set forth in the preamble hereof.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“IFRS” shall mean the International Financial Reporting Standards promulgated by the International Accounting Standards Board (the “IASB”) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Initial Closing” has the meaning ascribed to it in the Share Purchase Agreement.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firmly underwritten registered public offering (a) by the Company of its Ordinary Shares or any member of Group Companies pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act in the United States, or (b) listing of all the equity interest or shares of any member of Group Companies on the Hong Kong Stock Exchange or United States stock exchange or PRC stock exchange approved by the Board of the Company.

“Issuance Notice” has the meaning ascribed to it in Section 7.2.

“Law(s)” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning ascribed to it in the Restated Articles.

“Management Directors” has the meaning ascribed to it in Section 14.1(a).

“Majority Preferred Holders” means the holders of more than 50% of the voting power of the issued and outstanding Series A Preferred Shares, the holders of more than 50% of the voting power of the issued and outstanding Series B Preferred Shares, the holders of more than 50% of the voting power of the issued and outstanding Series B-1 Preferred Shares, the holders of more than 50% of the voting power of the issued and outstanding Series C Preferred Shares (each voting as a single class), the holders of more than 50% of the voting power of the issued and outstanding Series D and Series D-1 Preferred Shares (each voting as a single class).

“New Securities” means, subject to the terms of Section 7 hereof, any newly issued Equity Securities of the Company, except for (a) any Ordinary Shares Equivalent issued to the employees, consultants, officers or directors of the Group Companies pursuant to other share option, share purchase or share bonus plan, agreement or arrangement to be approved by the Board of Directors of the Company from time to time; (b) securities issued upon conversion of the Preferred Shares or exercise of any outstanding warrants or options; (c) securities issued in connection with a bona fide acquisition of another business; (d) securities issued in a Qualified IPO; (e) securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company; (f) securities issued pursuant to the Share Purchase Agreement, as such agreement may be amended or modified from time to time; (g) Ordinary Shares issued or issuable pursuant to equipment lease financings or bank credit arrangements approved by the Board; or (h) any other issuance of Equity Securities whereby the Holders give a written waiver of their rights under Section 7 hereof at the Holder’s sole discretion.

“Non-Exercising Holder” has the meaning ascribed to it in Section 7.3 hereof.

“Offered Shares” has the meaning set forth in Section 9.2(a) hereof.

“Offshore Subsidiaries” has the meaning set forth in the preamble hereof.

“Observer” has the meaning set forth in Section 14.2 hereof.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation the Preferred Shares.

“Ordinary Shares” means the Ordinary Shares, par value US$0.00001, of the Company.

“Party” has the meaning ascribed to it in the preamble hereof.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” has the meaning ascribed to it in Section 8.5(a) hereof.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series B-1 Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D-1 Preferred Shares.

“Purchasing Holders” has the meaning set forth in Section 9.2(b)(iv) hereof.

“Purchase Price” has the meaning set forth in Section 2.1 of Share Purchase Agreement.

“QEF Election” has the meaning ascribed to it in Section 8.5(a) hereof.

“Qualified IPO” means an IPO approved by the Company and satisfactory to the Majority Preferred Holders resulting in (i) market capitalization of at least US$1,000,000,000, and (ii) gross proceeds to the Company of at least US$100,000,000.

“Re-allotment Notice” has the meaning set forth in Section 9.2(b)(iv) hereof.

“Registrable Securities” means (a) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (b) any Ordinary Shares owned or hereafter acquired by any Series A Investor or Series B Investor or Series B-1 Investor or Series C Investor, Series D Investor or Series D-1 Investor, and (c) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (a) and (b) herein. For purposes of this Agreement, (a) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement, and (b) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Remaining Securities” has the meaning ascribed to it in Section 7.3 hereof.

“Repurchase Price” has the meaning ascribed to it in the Share Purchase Agreement.

“Restated Articles” means the fifth amended and restated memorandum and articles of association of the Company, as amended and restated from time to time.

“Restricted Shareholder” has the meaning set forth in Section 9.1(a) hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Holder” has the meaning set forth in Section 9.3(a) hereof.

“Series A Director” has the meaning ascribed to it in Section 14.1 hereof.

“Series A Investor(s)” has the meaning ascribed to it in the preamble hereof.

“Series A Preferred Shares” means any and all of the Company’s Series A Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series B Director” has the meaning ascribed to it in Section 14.1 hereof.

“Series B Investor(s)” has the meaning ascribed to it in the preamble hereof.

“Series B-1 Investor(s)” has the meaning ascribed to it in the preamble hereof.

“Series B Preferred Shares” means any and all of the Company’s Series B Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series B-1 Preferred Shares” means any and all of the Company’s Series B-1 Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series C Director” has the meaning ascribed to it in Section 14.1 hereof.

“Series C Investor(s)” has the meaning ascribed to it in the preamble hereof.

“Series C Preferred Shares” means any and all of the Company’s Series C Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D Investor(s)” has the meaning ascribed to it in the preamble hereof.

“Series D Preferred Shares” means any and all of the Company’s Series D Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D-1 Investor” has the meaning ascribed to it in the preamble hereof.

“Series D-1 Preferred Shares” means any and all of the Company’s Series D-1 Preferred Shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D and Series D-1 Investor” has the meaning ascribed to it in the preamble hereof.

“Series D and Series D-1 Preferred Shares” means any and all of the Company’s Series D Preferred Shares and Series D-1 Preferred Shares.

“Shares” means the Company’s Ordinary Shares and/or the Preferred Shares.

“Share Purchase Agreement” has the meaning ascribed to it in the Recitals hereof.

“Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.

“TouchPal HK” has the meaning set forth in the preamble hereof.

“TouchPal US” has the meaning set forth in the preamble hereof.

“Transfer” or “Transferor” has the meaning set forth in Section 9.2(a) hereof.

“Transfer Notice” has the meaning set forth in Section 9.2(a) hereof.

“United States” means the United States of America.

“US GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Violation” has the meaning ascribed to it in Section 5.1(a) hereof.

1.2                               Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided herein, (a) the terms defined in Section 1.1 shall have the meanings ascribed to them in Section 1.1 and shall include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under IFRS or US GAAP, (c) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (e) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, (f) all references to dollars are to currency of the United States of America, (g) the term “including” will be deemed to be followed by “ but not limited to”, (h) the terms “shall”, “will” and “agrees” are mandatory, and the term “may” is permissive, and (i) the term “day” means “calendar day.”

1.3                               Jurisdiction of IPO.

The terms of this Agreement are drafted primarily in contemplation of an offering of securities on the Hong Kong Stock Exchange or United States stock exchange or PRC stock exchange approved by the Board of the Company. The Parties recognize, however, the possibility that securities may be qualified or registered in Hong Kong, the United States or PRC for offering to the public.

Accordingly:

(a)                                 It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)                                 The terms of this Agreement are drafted primarily in contemplation of an IPO. Each Party shall use its best efforts to cause the requirements of the applicable Laws and regulations governing the IPO to be fulfilled.

2                                         Demand Registration.

2.1                               Registration Rights.

Subject to the terms of this Agreement, at any time or from time to time after the earlier of (a) June 30, 2020 and (b) the date that is six (6) months after the closing of an IPO, Holders holding at least (i) ten percent (10%) of the Series A Preferred Shares (or Ordinary Shares issued upon conversion of the Series A Preferred Shares or a combination of such Ordinary Shares and Series A Preferred Shares), (ii) ten percent (10%) of the Series B Preferred Shares (or Ordinary Shares issued upon conversion of the Series B Preferred Shares or a combination of such Ordinary Shares and Series B Preferred Shares), (iii) ten percent (10%) of the Series B-1 Preferred Shares (or Ordinary Shares issued upon conversion of the Series B-1 Preferred Shares or a combination of such Ordinary Shares and Series B-1 Preferred Shares), (iv) ten percent (10%) of the Series C Preferred Shares (or Ordinary Shares issued upon conversion of the Series C Preferred Shares or a combination of such Ordinary Shares and Series C Preferred Shares), or (v) ten percent (10%) of the Series D and Series D-1 Preferred Shares (or Ordinary Shares issued upon conversion of the Series D and Series D-1 Preferred Shares or a combination of such Ordinary Shares and Series D and Series D-1 Preferred Shares) may request in writing that the Company file a Registration Statement in any jurisdiction in which the Company has had a registered underwritten public offering (or, if the Company has not yet had a registered underwritten public offering, then such request may be to effect such Registration on the New York Stock Exchange, the NASDAQ National Market, or any other internationally recognized exchange that is approved by Company) of all or part of the Registrable Securities, including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission on Form F-1 or Form S-1 (or any comparable form for Registration in a jurisdiction other than the United States, if applicable).

Upon receipt of such a request, the Company shall (a) within fifteen (15) days of the receipt thereof, give written notice of the proposed Registration to all other Holders, and (b) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction. The Company shall not be obligated to effect more than three (3) such demand Registrations by each of (i) the holders of the Series A Preferred Shares (or Ordinary Shares issued upon conversion of the Series A Preferred Shares or a combination of such Ordinary Shares and Series A Preferred Shares), (ii) the holders of the Series B Preferred Shares (or Ordinary Shares issued upon conversion of the Series B Preferred Shares or a combination of such Ordinary Shares and Series B Preferred Shares), (iii) the holders of the Series B-1 Preferred Shares (or Ordinary Shares issued upon conversion of the Series B-1 Preferred Shares or a combination of such Ordinary Shares and Series B-1 Preferred Shares), (iv) the holders of the Series C Preferred Shares (or Ordinary Shares issued upon conversion of the Series C Preferred Shares or a combination of such Ordinary Shares and Series C Preferred Shares) and, (v) the holders of the Series D and Series D-1 Preferred Shares (or Ordinary Shares issued upon conversion of the Series D and Series D-1 Preferred Shares or a combination of such Ordinary Shares and Series D and Series D-1 Preferred Shares) pursuant to this Section 2.1 that have been declared and ordered effective.

2.2                               Registration on Form F-3 or Form S-3.

Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), the Holders of Registrable Securities shall be entitled to an unlimited number of demand registrations on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States) so long as such registered offerings are each for the Ordinary Shares having an aggregate offering price of not less than US$1,000,000. Upon receipt of such a request, the Company shall (a) within fifteen (15) days of the receipt thereof, give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Holders may at any time, and from time to time, require the Company to effect the Registration of Registrable Securities under this Section 2.2, provided, however, that the Company shall be obligated to effect no more than two (2) such Form F-3 or Form S-3 Registrations in every twelve (12) month period pursuant to this Section 2.2 that have been declared and ordered effective.

2.3                               Right of Deferral.

(a)                                 The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)                                     if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of the initial filing; provided further that the Holders are entitled to join such Registration subject to Section 3;

(ii)                                  during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided that the Holders are entitled to join such Registration subject to Section 3; or

(iii)                               in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(b)                                 If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, there is a reasonable likelihood that it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that such deferral by the Company shall not exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1 or sixty (60) days from the receipt of any request duly submitted by Holders under Section 2.2 to Register Registrable Securities; provided further, that the Company may not Register any other of its Securities during such sixty (60) or ninety (90) day period (except for Registrations contemplated by Section 3.4); as the case may be, and provided that the Company shall not utilize this right more than once in any twelve (12) month period.

2.4                               Underwritten Offerings.

If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may (a) in the event the offering is the Company’s IPO, exclude from the underwriting all of the Registrable Securities (so long as the only securities included in such offering are those of the Company), or (b) otherwise exclude up to twenty five percent (25%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company from the Registration and underwriting and so long as the number of shares to be included in the Registration on behalf of Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that if, as a result of such underwriter cutback, the Holders cannot include in the initial public offering all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three demand Registrations to which each of the holders of Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares and Series D and Series D-1 Preferred Shares are entitled pursuant to Section 2.1, as the case may be. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

2.5                               Restrictions on Series D-1 Preferred Shares.

Notwithstanding any provisions of this Section 2, Holders holding Series D-1 Preferred Shares shall be entitled to the rights under this Section 2 on and only on the condition that it has consummated the Deferred Payment of Purchase Price pursuant to the Share Purchase Agreement.

3                                         Piggyback Registrations.

3.1                               Registration of the Company’s Securities.

Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities solely for cash, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Holder shall be entitled to the said piggyback registration rights on registrations of the Company or on demand registrations of any later round investor subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions.

3.2                               Underwriting Requirements.

(a)                                 In connection with any offering involving an underwriting of the Company’s Equity Securities solely for cash, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (a) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those of the Company and no securities of other selling shareholders are included), or (b) otherwise exclude up to twenty five percent (25%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (except for securities to be offered by the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.

(b)                                 If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

3.3                               Exempt Transactions.

The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (a) relating solely to the sale of securities to participants in a Company share plan, or (b) relating to a corporate reorganization or other transaction under rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

3.4                               Restrictions on Series D-1 Preferred Shares.

Notwithstanding any provisions of this Section 3, Holders holding Series D-1 Preferred Shares shall be entitled to the rights under this Section 3 on and only on the condition that it has consummated the Deferred Payment of Purchase Price pursuant to the Share Purchase Agreement.

4                                         Procedures.

4.1                               Registration Procedures and Obligations.

Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration.

(b)                                 prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

(c)                                  furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering. Each shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(f)                                   notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law of (a) the issuance of any stop order by the commission, or (b) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

(h)                                 furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (a) an opinion, dated the closing date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (b) (1) a comfort letter dated the signing date of the underwriting agreement; and (2) a bring down comfort letter dated the closing of the sale, each from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)                                     take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2                               Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself as required to be disclosed by law relating to the Registrable Securities, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                               Expenses of Registration.

All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

4.4                               Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of Sections 2, 3, 4, 5 or 6 of this Agreement.

4.5                               Termination of Registration Rights.

The registration rights specified in this Agreement shall terminate five (5) years after the occurrence of a Qualified IPO.

4.6                               Restrictions on Series D-1 Preferred Shares.

Notwithstanding any provisions of this Section 4, Holders holding Series D-1 Preferred Shares shall be entitled to the rights under this Sections 4 on and only on the condition that it has consummated the Deferred Payment of Purchase Price pursuant to the Share Purchase Agreement.

5                                         Indemnification.

5.1                               Company Indemnity.

(a)                                 To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, employees, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)                                 The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person.

5.2                               Holder Indemnity.

(a)                                 To the maximum extent permitted by Law, each selling Holder (the “Indemnifying Party”) will indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder (together, the “Indemnified Parties”), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action provided, however, such indemnity shall not apply in the case of negligence, willful default or fraud on the Indemnified Parties. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

(b)                                 The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                               Notice of Indemnification Claim.

Promptly after receipt by an Indemnified Party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any Indemnifying Party under Section 5.1 or Section 5.2, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Indemnifying Parties. An Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party, to the extent so prejudiced, of any liability to the Indemnified Party under this Section 5, but the omission to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 5.

5.4                               Contribution.

If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying Party, on the one hand, and of the indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be mutually agreed by the indemnifying Party and the indemnified Party, or determined by court or arbitral tribunal of competent jurisdiction if such agreement cannot be reached.

5.5                               Underwriting Agreement.

To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                               Survival.

The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6                                         Additional Undertakings.

6.1                               Reports under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)                                  at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2                               Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding, grant registration rights to any other security holder of the Company.

6.3                               “Market Stand-Off” Agreement.

Each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, or such longer period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (i) all directors, officers (and related funds) and all other holders of at least one percent (1%) of the outstanding share of the Company must be bound by restrictions substantially identical to those applicable to any Holder pursuant to this

Section 6.3, (ii) all Holders will be released from any restrictions set forth in this Section 6.3 to the extent that any other members subject to substantially similar restrictions are released, and (iii) the lockup agreements shall permit Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a Party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4                               Assignment of Registration Rights.

The rights to cause the Company to Register Registrable Securities pursuant to Section 2 and Section 3 may be assigned (but only with all related obligations) by a Holder to (a) a transferee or assignee of all Registrable Securities held by such Holder; (b) a transferee or assignee of at least 250,000 Registrable Securities, or (c) an Affiliate or current and former partners and members of the Holder; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.

6.5                               Exercise of Preferred Shares.

Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

7                                         Preemptive Right.

7.1                               General.

The Company hereby grants to each Holder a right to purchase up to its pro rata shares of any New Securities that the Company may, from time to time, propose to sell or issue to any person or entity. A Holder’s “pro rata share” for purposes of this purchase right shall be determined according to the number of Ordinary Shares owned by such Holder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents) in relation to the total number of Ordinary Shares of the Company outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents).

7.2                               Issuance Notice.

In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the material terms upon which the Company proposes to issue the same. The Holder shall have fifteen (15) days after the receipt of such notice to agree to purchase such New Securities (as determined in Section 7.1 above) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Failure by a Holder to give notice within such fifteen-day period shall be deemed to constitute a decision by such Holder not to exercise its purchase rights with respect to such issuance of New Securities.

7.3                               Over Allotment.

If any Holder fails to exercise its right to purchase its full pro rata share of any New Securities (each, a “Non-Exercising Holder”), the Company shall, within five (5) days after the expiration of the fifteen (15) day period described in Section 7.2 above, deliver written notice specifying the aggregate number of un-purchased New Securities that were eligible for purchase by all Non-Exercising Holders (the “Remaining Securities”) to each Holder that exercised its right to purchase its full pro rata share of the New Securities (each, an “Exercising Holder”). Each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within fifteen (15) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 7.3; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the number of Remaining Securities, then the Remaining Securities will be allocated to the extent necessary among the Exercising Holders in accordance with their relative pro rata shares.

7.4                               Sales by the Company.

For a period of one hundred and twenty (120) days following the fifteen (15) days after the issuance of the Issuance Notice in the event no Holder exercises its preemptive right within the fifteen (15) day period as described in Section 7.2 above, or upon the expiration of the fifteen (15) day period as described in Section 7.3 above, as the case may be, the Company may sell any New Securities with respect to which a Holder’s preemptive rights under this Section 7 were not exercised, at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such one hundred and twenty (120) days period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 7.1 above.

7.5                               Approval of Further Equity Financing

In addition to and without prejudice to any other consent and approval requirements contained in this Agreement and the Restated Articles, at any time prior to the closing of a Qualified

IPO, the prior consent of CCBI is required prior to the consummation of any equity financing with a pre-money valuation of less than US$700,000,000 on an as-converted and full-diluted basis.

7.6                               Termination of Preemptive Rights.

The preemptive rights in this Section 7 shall terminate on the earlier of (a) the closing of the Qualified IPO, or (b) a Liquidation Event.

8                                         Information and Inspection Rights.

8.1                               Delivery of Financial Statements.

For so long as a Holder continues to hold any Series A Preferred Share (or Ordinary Share issued upon conversion of the Series A Preferred Share), Series B Preferred Share (or Ordinary Share issued upon conversion of the Series B Preferred Share), Series B-1 Preferred Share (or Ordinary Share issued upon conversion of the Series B-1 Preferred Share), Series C Preferred Share (or Ordinary Share issued upon conversion of the Series C Preferred Share), Series D and Series D-1 Preferred Share (or Ordinary Share issued upon conversion of the Series D and Series D-1 Preferred Share), the Company shall deliver to such Holder the following documents or reports:

(a)                                 within ninety (90) days after the end of each fiscal year of the Group Companies beginning in 2015, a consolidated annual financial statement (including the balance sheet, cash flow statement and income statement, the same below) of the Group Companies for such fiscal year, audited and certified by Big 4 audit firms or other audit firms approved by the Majority Preferred Holders, prepared in accordance with IFRS or US GAAP;

(b)                                 within thirty (30) days of the end of each month, a consolidated un-audited monthly financial statement of the Group Companies as of the end of such month, prepared in accordance with IFRS or US GAAP;

(c)                                  within thirty (30) days of the end of each fiscal quarter, a consolidated un-audited quarterly financial statement of the Group Companies as of the end of such fiscal quarter, prepared in accordance with IFRS or US GAAP;

(d)                                 no later than thirty (30) days prior to the beginning of each fiscal year, a comprehensive operating budget forecasting the revenues, expenses and cash position of the Group Companies on a quarter-to-quarter basis for the succeeding fiscal year which has been approved by the Board of Directors;

(e)                                  within thirty (30) days of the end of each fiscal quarter, an up-to-date capitalization table certified by the chief executive officer of the Company; and

(f)                                   such other information as the Holder shall reasonably request from time to time.

8.2                               Inspection.

Each member of the Group Companies shall permit each Holder (or its duly authorized designee) to visit and inspect, during normal business hours following five-day prior written notice by the Holder to such member of the Group Companies and in a manner so as not to interfere with the normal business operations of the Group Companies, any of the properties of the Group Companies, and examine the books of account and records of the Group Companies, and discuss the affairs, finances and accounts of the Group Companies with the directors, officers, management employees, accountants and legal counsel of such companies, all at such reasonable times as may be requested in writing by the Holder; provided, that the Holder agrees to keep confidential any non-public information so obtained.

8.3                               Termination of Information and Inspection Rights.

The rights and covenants set forth in Sections 8.1 and Section 8.2 shall terminate and be of no further force or effect upon the earlier occurrence of (a) the closing of a Qualified IPO, (b) the date that the Company becomes subject to the reporting requirements of Section 13 and Section 15 of the Securities Act of 1934, as amended; or (c) a Liquidation Event.

8.4                               Governmental / Securities Filings.

For three (3) years upon the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, the Company shall deliver to the Holder copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports publicly filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and any annual reports and other materials to the members.

8.5                               United States Tax Matters.

(a)                                 The Company shall determine annually, within forty-five (45) days from the end of each taxable year, with respect to such taxable year (i) whether the Company is “controlled foreign corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) or a passive foreign investment company (“PFIC”) as described in Section 1197 of the Code (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (ii) to provide such information reasonably available to the company as any U.S. Holder may request to permit such U.S. Holder to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1195 of the U.S. Internal Revenue Code of 1986, as amended) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also obtain and provide reasonably promptly upon request any and all other information deemed necessary by the U.S. Holder to comply with the provisions of this Section 8.5(a).

(b)                                 If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Holder within sixty (60) days from the end of such year with a completed “PFIC Annual Information Statement”, as required by Treasury Regulation Section 1.1295-1(g) and any other information required by a U.S. Holder to comply with any reporting or other requirements in connection with the QEF Election.

(c)                                  The Company will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary for the Company and its Subsidiaries to allow any U.S. Holder to comply with any applicable U.S. federal income tax law. The Company will also provide any known U.S. Holder with any information reasonably requested to allow such investor to comply with any applicable U.S. federal income tax law.

(d)                                 The Company shall, if requested by a U.S. Holder, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made.

(e)                                  For purposes of this Section 8.5: (i) “U.S. Holder” means (A) any Holder that is a United States person and (B) any Holder that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are, or controlled by, United States persons; and (ii) “United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

9                                         Rights of First Refusal and Co-Sale Rights.

9.1                               Prohibition on Transfer of Shares.

(a)                                 Holders of Ordinary Shares.

Except as provided in Sections 9.2 through Section 9.5 of this Agreement, any holder (whether directly or indirectly, including, but not limited to, each Founder who holds the Ordinary Shares of the Company through the Founder Holdcos) of Ordinary Shares of the Company , provided that the Holders, Zhu, Haiyan’s Holdco or holders of Ordinary Shares converted from Preferred Shares are not included) (each a “Restricted Shareholder”), regardless of any such holder’s employment status with any member of the Group Companies or the Founder Holdcos, may not transfer, directly or indirectly, any interest in any Equity Securities of the Company now or hereafter owned or held directly or indirectly by him or her prior to a Qualified IPO or a Liquidation Event, unless otherwise approved in writing by (i) the Majority Preferred Holders, or (ii) the Board (including the approval of the Series A Director, the Series B Director and the Series C Director) and a majority of Series D and Series D-1 Preferred Shareholders. For the purposes hereof, redemption or repurchase of Shares by the Company shall not be prohibited under this clause.

(b)                                 Permitted Transfer.

(i)                            Subject to the provisions of Section 9.2 and Section 10 of this Agreement, after the Initial Closing and prior to the closing of a Qualified IPO, each Founder may sell or otherwise assign to any third party in one transaction or a series of transactions up to twenty percent (20%) of the Ordinary Shares directly or indirectly held by such Founder as of the date hereof, subject to the adjustment of any share split, share dividend, combination, recapitalization or similar transaction of the Company, provided that the valuation of the Company in such transaction(s) is no less than US$700,000,000. For the avoidance of doubt, each of the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors and the Series D and Series D-1 Investor shall have the right of first refusal to purchase the shares transferred by the Founders under this Section 9.1(b) pursuant to Section 9.2.

(ii)                             Notwithstanding anything to the contrary provided in this Agreement, the Founders and Zhu are permitted, through their holding companies, to transfer such number of Ordinary Shares to the Series D and Series D-1 Investors, on a pro rata basis, as set forth and in accordance with Article 16(c)(vii) of the Restated Articles in addition to the Ordinary Shares permitted to be transferred by the Founders under above Section 9.1(b)(i) and all shareholders of the Company hereby agree to waive preferred rights (including but not limited to the rights of first refusal and co-sale rights) in relation to any transfer under this Section 9.1(b)(ii).

(iii)                          For the avoidance of doubt, subject to the provisions of Section 10 of this Agreement, each of the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors and the Series D and Series D-1 Investors may freely transfer any Equity Securities of the Company now or hereafter owned or held by it as a result of its purchase of any Preferred Shares to any third party; provided that (i) such transfer is effected in compliance with all applicable Laws, (ii) the transferee shall have executed and delivered the Deed of Adherence substantially in the form attached hereto as Exhibit A (the “Deed of Adherence”) and take such other actions as may be necessary for the transferee to join in and be bound by the terms of the Restated Articles and this Agreement as the “Series A Investor”, the “Series B Investor”, the “Series B-1 Investor”, the “Series C Investor”, “Series D Investor” or the “Series D-1 Investor” or “Series D and Series D-1 Investors” (if not already a party hereto) upon and after such transfer; (iii) the other holders holding Series A Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series A Investor subject to the same terms and conditions; (iv) the other holders holding Series B Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series B Investor subject to the same terms and conditions; (v) the other holders holding Series B-1 Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series B-1 Investor subject to the same terms and conditions; (vi) the other holders holding Series C Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series C Investor subject to the same terms and conditions; (vii) the other holders holding Series D Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series D Investor subject to the same terms and conditions, (viii) the other holders holding Series D-1 Preferred Shares may have the right of first refusal to purchase the shares transferred by such Series D-1 Investor subject to the same terms and conditions, and (ix) the Series D and Series D-1 Investors shall have the right of first refusal to purchase, on a pro rata basis, the Shares transferred by any shareholder of the Company as of the date hereof (including the Shares held by the holders of Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D-1 Preferred Shares and Ordinary Shares) subject to the same terms and conditions. Notwithstanding the foregoing, each of the Series A Investors, the Series B Investors, the Series B-1 Investor, the Series C Investors and Series D and Series D-1 Investors may be entitled to transfer all its shares in the Company to its Affiliate, and the other shareholders of the Company shall give consent to such share transfer irrevocably and waive its right of first refusal and co-sale right (if any) with respect to such share transfer, provided that such transfer by such Series A Investor, Series B Investor, Series B-1 Investor, Series C Investor and Series D and Series D-1 Investors shall be subject to Section 10(a) of this Agreement. The Company will update its register of members upon the consummation of any such permitted transfer. By delivering a copy of the Deed of Adherence duly executed by the transferee to the Series A Investors, the Series B Investors, the Series B-1 Investor, the Series C Investors, the Series D Investors, the Series D-1 Investor, the Company and the Founders, such transferee shall become a party to this Agreement and shall thereby be a holder of Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series D-1 Preferred Shares of the Company.

(c)                                  Prohibited Transfers Void.

Any direct or indirect transfer of Equity Securities by a Restricted Shareholder not made in compliance with this Agreement shall be null and void as against the Company or the corresponding Founder Holdco (as applicable), shall not be recorded on the books of the Company or the corresponding Founder Holdco (as applicable) and shall not be recognized by the Company or the corresponding Founder Holdco (as applicable).

(d)                                 Fractions

No fractions of a Share will be transferred to any person and the transferor shall have no obligation to refund any sum which represents such fraction (if any); provided that the number of Shares to be transferred pursuant to this Section shall be rounded down to the nearest whole number of Shares.

9.2                               Rights of First Refusal.

(a)                                 Transfer Notice.

Except as otherwise provided in this Agreement, prior to the closing of a Qualified IPO, if a Restricted Shareholder, an employee of any Group Company or Zhu, who holds more than two percent (2%) of Shares of the Company, proposes to transfer all or part of the Equity Securities he/she directly or indirectly holds in the Company to one or more third parties pursuant to an understanding with such third parties (a “Transfer”, and such holder a “Transferor”), then the Transferor shall give each Holder a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

(b)                                 Holder’s Option.

(i)                                     Subject to the Holders’ exercising of their rights of co-sale set forth in Section 9.3, the Holders shall have an option for a period of fifteen (15) days following the receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii)                                  Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, by notifying the Transferor in writing, before the expiration of the fifteen (15) day period as to the number of such shares that it wishes to purchase.

(iii)                               Each Holder’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Holder on the date of the Transfer Notice and the denominator of which shall be the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) held by all Holders on such date.

(iv)                              If any Holder fails to exercise such purchase option pursuant to this Section 9.2, the Transferor shall give notice of such failure (the “Re-allotment Notice”) to each other Holder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) days from the date such Re-allotment Notice was given to elect to increase the number of Offered Shares they agreed to purchase under Section 9.2(b)(iii) to include their respective pro rata share of the Offered Shares contained in any Re-allotment Notice.

(v)                                 If the Holder gives the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against allotment of such Offered Shares to be purchased at a place agreed by the Transferor and all the participating Holders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Holder’s receipt of the Transfer Notice, unless the value of the purchase price has not yet been established pursuant to Section 9.2(c).

(vi)                              Regardless of any other provision of this Agreement, if the Holders decline in writing, or fails to exercise its purchase option pursuant to this Section 9.2 with respect to any portion of the Offered Shares, then the Transferor shall be under no obligation to transfer such portion of the Offered Shares to the Holders pursuant to this Section 9.2 and instead shall be free to sell such portion of the Offered Shares pursuant to the Transfer Notice, subject to Sections 9.3 and Section 9.4 hereunder.

(vii)                           Notwithstanding the forgoing, if more than one Holder wants to exercise its right of first refusal, the Holders may negotiate the percentage of the Offered Shares they can buy under this Section 9.2, if no agreement can be reached, the Holders can only purchase its respective pro rata share of the Offered Shares.

(c)                                  Valuation of Property.

(i)                                     Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Holders, shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)                                  If the Transferor, on the one hand, and the Holders, on the other hand, cannot agree on such cash value within seven (7) days after the Holders’ receipt of the Transfer Notice, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the Holders, or, if they cannot agree on an appraiser within ten (10) days after the Holders’ receipt of the Transfer Notice, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value and shall be delivered within thirty (30) days after the appointment of such appraiser, provided that the value of the purchase price has to be established pursuant to section 9.2(c)(ii), the time of the scheduled closing shall be no later than fifteen (15) days after the delivery of the appraisal by the appraiser.

(iii)                               The cost of such appraisal shall be shared equally by the Transferor and the Purchasing Holders with the half of the cost borne by the Purchasing Holders to be borne pro rata by each Purchasing Holder based on the number of shares such Purchasing Holder has elected to purchase pursuant to this Section 9.

(iv)                              If the value of the purchase price offered by the prospective transferee is not determined within the forty-five (45) day period specified in Section 9.2(b)(v) above, the closing of the Holders’ purchase shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this Section 9.2(c).

9.3                               Right of Co-Sale.

(a)                                 To the extent the Holders do not exercise their respective right of first refusal as to all of the Offered Shares pursuant to Section 9.2, each Holder that did not exercise its right of first refusal as to any of the Offered Shares pursuant to Section 9.2 shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within fifteen (15) days after receipt of the Transfer Notice referred to in Section 9.2(a) (such Holder, a “Selling Holder”).

(i)                                     Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(ii)                                  To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(b)                                 The Selling Holders may elect to sell such number of Equity Securities that in aggregate equals to the total number of Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 9.2 hereof on pro rata basis. Each Selling Holder may elect to sell such number of Equity Securities that equals to the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 9.2 hereof multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on as-if-converted basis which include the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (on as-if-converted basis which include the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by all Selling Holders on the date of the Transfer Notice.

(c)                                  Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of any Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Holder shall only allot and deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d)                                 The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 9.3(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

(e)                                  To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Holder such shares or other securities that such Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(f)                                   If any Holder fails to exercise its right of co-sale, the Selling Holder shall have the right to exercise the right of co-sale granted to such Holder on a pro-rata basis and sell more Equity Securities on the same terms and conditions as specified in the Transfer Notice.

(g)                                  This right of co-sale shall not apply to and shall terminate upon a Liquidation Event or the consummation of a Qualified IPO.

9.4                               Non-Exercise of Rights.

(a)                                 To the extent that the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 9.2, and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 9.3, the Transferor shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to the third-party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

(b)                                 In the event the Transferor does not consummate the sale or disposition of the Offered Shares within ninety (90) days from the expiration of such rights, the Holders’ first refusal rights and co-sale rights hereunder shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c)                                  The exercise or non-exercise of the rights of the Holders under this Section 9 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

9.5                               Change in Control.

The Parties agree that, for purposes of the transfer restrictions in this Agreement and in other Transaction Documents, a transaction or series of transactions that result in a change in Control of a Restricted Shareholder shall be deemed to constitute a Transfer of such Restricted Shareholder’s Equity Securities.

9.6                               Subsequent Rights.

After the closing of the issuance of the Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D-1 Preferred Shares, the Company shall not grant to any future investor(s) any rights, preferences or privileges that may be more favorable than the ones granted to the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor hereunder, unless otherwise approved in writing by the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor, provided, however, the ESOP plan or other incentive plan as approved by the Board of Directors (including the affirmative vote of each of the Series A Director, the Series B Director and the Series C Director) shall not be subject to the restrictions under this Section 9.6.

10                                  New Issuances or Transfers to Competitors

Notwithstanding any other provision of this Agreement, within twenty-seven (27) months of the closing of the purchase of Series C Preferred Shares, the Company and each shareholder of the

Company shall not, and the Founders and the Founder Holdcos shall cause each Group Company to not:

(a)                                 Issue or sell, or take any actions that would result in the issuance or sale of any Equity Securities to any entity set forth on Exhibit B attached hereto, and such entity’s Subsidiaries and/or Affiliates, and/or any survivors or successors of any such entity (each, a “Competitor,” and together, the “Competitors”), by action or omission, including, without limitation, by operation of Law, to any Competitor;

(b)                                 Sell, transfer, license, pledge, or encumber technology or intellectual property (other than licenses granted in the ordinary course of business) of any Group Company to any Competitor; and

(c)                                  Effectuate or permit to occur, by action or omission, any Deemed Liquidation Event, if such a Deemed Liquidation Event involves a Competitor.

11                                  Assignments and Transfers; No Third Party Beneficiaries.

(a)                                 Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Holder hereunder are only assignable in connection with the transfer or sale (subject to applicable securities and other Laws) of the Equity Securities held by such Holder but only to the extent of such transfer, provided, however, that (i) the transferor shall, prior to the effectiveness of such transfer, furnish to the Company written notice of the name and address of such transferee and the Equity Securities that are being assigned to such transferee, and (ii) such transferee shall, concurrently with the effectiveness of such transfer, become a party to this Agreement as a Holder and be subject to all applicable restrictions set forth in this Agreement.

(b)                                 Except as otherwise provided herein, the sale or transfer of any Equity Securities by the Holders shall not be subject to any right of first refusal, co-sale rights or any other contractual conditions or restrictions on transfer except as may be required by Law.

12                                  Drag-Along Rights.

(a)                                 Drag-Along Rights. Subject to the other provisions of this Agreement, if the holder(s) holding at least 77% of the Series A Preferred Shares, the holder(s) holding two thirds of the then issued and outstanding Series B Preferred Shares, the holder(s) holding two thirds of the then issued and outstanding Series B-1 Preferred Shares, the holder(s) holding a majority of the then-issued and outstanding Series C Preferred Shares, the holder(s) holding two thirds of the then issued and outstanding Series D and Series D-1 Preferred Shares (collectively, the “Drag-Along Shareholder”), at any time after June 30, 2020 where the Company fails to complete a Qualified IPO or the shareholders of the Company (other than the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor) do not agree to the IPO (either by action or omission), approve a sale or transfer of all or part of the assets or Equity Securities of the Company to a third party based on a pre-money valuation of the

Company equal to or more than US$900,000,000 (each, a “Drag-Along Sale”), then, in any such event, upon written notice from the Drag-Along Shareholder requesting them to do so, each of the other shareholders of the Company (the “Dragged Shareholders”) shall vote, or give its written consent with respect to, all the Equity Securities held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale, provided that the Dragged Shareholders who do not agree on the Drag-Along Sale shall be obligated to purchase, upon the request by any of the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D and Series D-1 Investor, all of the equity interest held by such Series A Investor, Series B Investor, the Series B-1 Investors, the Series C Investor, the Series D Investors or the Series D-1 Investor, at the same price as the aforesaid third party have offered, and if such dissenting Dragged Shareholder(s) cannot purchase the equity interest to be sold by the said Series A Investor, Series B Investor, the Series B-1 Investors, the Series C Investor, the Series D Investors or the Series D-1 Investor immediately, he/she/it shall be deemed to have agreed to the Drag-Along Sale and shall take all necessary actions to make the director appointed by he/she/it (if applicable) to adopt the board resolution approving the Drag-Along Sale. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 9 of this Agreement shall not apply to any transfers made pursuant to this Section 12.

(b)                                 Drag-Along Sale to a Competitor. If the purchaser of a proposed Drag-Along Sale is any Competitor, Alibaba shall be entitled to a right of first refusal, at its sole discretion, to acquire all of such assets or Equity Securities of the Company being sold on equivalent terms and conditions as the proposed sale to the Competitor; provided that Alibaba shall consummate any such acquisition within three (3) months from the date that Alibaba receives the Drag-Along Notice (as defined below).

(c)                                  Representation and Undertaking.

(i)                                     Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholder. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound.

(ii)                                  Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale, and to pay its pro rata expenses incurred in connection with the Drag-Along Sale.

(d)                                 Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag- Along Shareholder wishes to exercise their rights under this Section 12, the Drag-Along Shareholder shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the purchasers; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (c) the Drag-Along Sale Date; (d) the number of shares held of record by the Drag-Along Shareholder on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholder; and (e) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale.

(e)                                  Transfer Certificate. On the Drag-Along Sale Date, each of Drag-Along Shareholder and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(f)                                   Payment. If the Drag-Along Shareholder or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 12, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

Notwithstanding any other articles herein, if a Drag-Along Sale occurs prior to the consummation of the Deferred Payment of Purchase Price, unless otherwise agreed by the Company and the Series D-1 Investor, the purchase price made available to the Series D-1 Investor, either as the Drag-Along Shareholder or the Dragged Shareholder, for such Drag-Along Sale (the “Drag-Along Payment”) shall be distributed in the following manner: (A) WFOE shall repay the Domestic Loan to the Investor’s Affiliate pursuant to this Agreement and the Domestic Loan Agreement; (B) the amount equal to the Drag-Along Payment minus the Purchase Price (equal to the principal amount of the Domestic Loan) shall be paid to the Series D-1 Investor; and (C) the amount equal to the Purchase Price as part of the Drag-Along Payment shall be paid to the Company or any other party designated by the Company.

13                                  Legend.

Each existing or replacement certificate for shares now owned or hereafter acquired by any Restricted Shareholder shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT BY AND AMONG THE MEMBERS OF THE COMPANY, THE FOUNDERS, THE COMPANY AND CERTAIN

OTHER PARTIES. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

14                                  Election of Directors; Board Observer.

14.1                        Board of Directors.

The Company shall have a Board consisting of seven (7) directors, of which (i) one (1) director shall be appointed/removed by the Series A Investor who holds the highest percentage of the Series A Preferred Shares so long as any Series A Preferred Share is issued and outstanding (the “Series A Director”), and shall initially be Kuang, Duane Ziping, (ii) one (1) Director shall be appointed/removed by SIG (the “Series B Director”), and shall initially be Xu Bingdong, (iii) one (1) Director shall be appointed/removed by the Series C Investor who holds the highest percentage of the Series C Preferred Shares so long as any Series C Preferred Share is issued and outstanding (the “Series C Director”), and shall initially be Qian SUN and (iv) four (4) Directors shall be appointed/removed by the holders of majority of the Ordinary Shares (the “Management Directors”), and shall initially be Zhang Kan, Li Qiaoling, Wang Jialiang and Wang Jian.

14.2                        Board Observer.

For so long as there is any Preferred Share issued and outstanding, each holder of the Preferred Shares shall be entitled to, by notice in writing to the Company, appoint/remove an observer to the Board of Directors and each committee thereof to attend board or board committee meetings of the Company and each of its Subsidiaries in a non-voting observer capacity (whether in person, by telephone or other) (the “Observer”). Each member of the Company and its Subsidiaries shall provide to the Observer, concurrently with the members of the Board and all committees thereof, and in the same manner, notice of such meetings and a copy of all materials provided to such members of the Board and all committees thereof.

14.3                        Alternate.

Subject to applicable Laws, each of the Series A Director, the Series B Director, the Series C Director and the Management Directors, in the case of his absence, shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternative.

14.4                        Meetings and Expenses.

The Board and all committees thereof shall meet in person or by teleconference no less than once every half year. The Company shall reimburse all reasonable, documented expenses of all the Directors and Observer(s) related to all activities of the Board and all committees thereof, including but not limited to attending the meetings of the Board and all committees thereof.

14.5                        Directors’ Insurance and Indemnification.

After the Company’s IPO or if commercially reasonable, the Company shall provide customary insurance coverage for members of its Board of Directors to the extent available on commercially reasonable terms upon the written request of the Series A Director, the Series B Director and the Series C Director. The Restated Articles of the Company shall at all times provide that the Company shall indemnify the members of the Company’s Board of Directors to the maximum extent permitted by the Law of the jurisdiction in which the Company is organized.

14.6                        Board Meetings.

The Company shall use its best efforts to hold no less than one (1) Board meeting during each quarter of each calendar year, unless otherwise agreed by a vote of a simple majority of the Board, including the affirmative votes of the Series A Director and the Series B Director. A quorum for a Board meeting shall consist of four (4) directors, including the Series A Director, the Series B Director and the Series C Director.

In the case of an equality of votes in a Board meeting, no director shall have a second or casting vote and the second Board meeting shall be convened within thirty (30) days in which the unresolved matter shall be put to the vote again. In case that the matter cannot be resolved in the second Board meeting, such matter shall be put to the vote in the general meeting of the shareholders of the Company in accordance with this Agreement and Restated Articles.

15                                  Additional Agreements; Covenants.

15.1                        Employee Stock Option Plan and Restricted Stock; Employees.

(a)                                 The detailed terms of the Company’s ESOP shall be approved by the Board (including the Series A Director, the Series B Director and the Series C Director). The ESOP shall be exercised by the selected Founders and other employees of the Company, to be governed by the terms of the ESOP.

(b)                                 Unless otherwise approved by the Board (including the approval of the Series A Director, the Series B Director and the Series C Director), all Ordinary Shares or options or other securities granted under the ESOP shall be subject to the following vesting schedule: 20% of the shares shall be vested one year after the execution date of his/her labor contracts with any Group Company, and the remaining 80% of the shares shall be vested at each anniversary thereafter for four (4) years. If any employee who is granted the options under the ESOP (the “Grantee”) terminates his/her employment with the Group Companies one year after the execution date of his/her labor contract or service agreement with the Group Companies due to his/her own cause, the options that have not been vested to such Grantee will be terminated.

(c)                                  In the event of termination of the Grantee’s continuous service for the Group Companies as a result of his or her disability caused by the work-related accident or illness, the Board (including the Series A Director, the Series B Director and the Series C Director) will determine how to deal with the options vested and/or unvested to such Grantee.

(d)                                 If the Grantee does any actions that adversely affect the interests of the Group Companies, the Group Companies shall have the right to terminate the employment of such Grantee, and the Company can repurchase all the vested options from the Grantee without consideration and the unvested options will be terminated immediately.

(e)                                  Upon (i) a merger, acquisition or change of Control of the Company or (ii) the involuntary termination of the employment of a shareholder, with or without cause but except termination for gross negligence, all of such option holder’s unvested options shall vest in full and such option holder shall have the right to vest such option without restrictions. All option holders shall have the right to exercise this option without restrictions upon consummation of a Qualified IPO.

15.2                        Qualified IPO.

Subject to applicable Laws, the Company, each Founder Holdco and each Founder shall use commercially best efforts to effectuate the closing of a Qualified IPO. In the event of the closing of a Qualified IPO, each of the Company, the Founder Holdco and the Founder agree to use commercially best efforts, subject to applicable Laws, to minimize restrictions on the transfer of any Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D-1 Preferred Shares held by the Holders (or Ordinary Shares that have been converted from such Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D-1 Preferred Shares).

15.3                        Use of Proceeds.

The Company shall use the proceeds that it receives pursuant to the Share Purchase Agreement for business expansion, research and development and general working capital of the Group Companies; provided that, other than making the payment of the Repurchase Price pursuant the Share Purchase Agreement (if applicable), such proceeds may not be used for repurchasing, redeeming or cancelling any securities, making any payments to shareholders, directors or officers of the Company or its Affiliates or any of the foregoing unless in connection with a bona fide arms-length transaction approved by the Board of Directors (including the affirmative vote of each of the Series A Director, the Series B Director and the Series C Director), repaying any shareholders’ loan, repaying any loan secured by the directors of the Company or its Affiliates, unless otherwise approved by the Board of Directors (including the approval of the Series A Director, the Series B Director and the Series C Director), the Series D-1 Investor and each of the Series D Investors. In any event, the Company shall not use the proceeds to purchase shares of other listed companies or corporate bonds or any other negotiable securities. Each of the Investor shall have the right to monitor the use of the proceeds.

15.4                        Approval of Business Plan.

The Company, each Founder Holdco, each Founder, each Series A Investor, each Series B Investor, each Series B-1 Investor, each Series C Investor, each Series D Investor and each the Series D-1 Investor shall use their best efforts to cause each annual budget, business plan or operating plan (including any capital expenditure budget, operating budget and financing plan) to be approved before the beginning of each calendar year, as the case may be.

15.5                        Related-Party Transactions.

Until the closing of the Qualified IPO, except for the transactions contemplated under this Agreement and the Transaction Documents, all related party transactions between any of the Company, the members of the Group Companies, the Founders, the senior managers, employees, officers and directors of the Group Companies, “related party” of any of such Persons and the Founders, shall be negotiated and entered into on an arms-length basis and shall be subject to the approval of the Board. In addition, a related party transaction or a series of related party transactions concerning consideration in excess of US$500,000 shall be subject to the approval of the Board (including the approval of the Series A Director, the Series B Director and the Series C Director).

15.6                        Restrictions on Disposition of or Encumbrance on Shares.

Except otherwise provided in the Transaction Documents, unless with the prior written approval of the Majority Preferred Holders and the Board (including the approval of the Series A Director, the Series B Director and the Series C Director), each of the Founders and/or the Founder Holdcos shall not, directly or indirectly, pledge, mortgage, encumber or otherwise dispose of any of his/her/its shares in the Company or equity interest in the HK Subsidiary, Offshore Subsidiaries or the PRC Subsidiaries. Each of the Founders, the Founder Holdcos, the HK Subsidiary, the Offshore Subsidiaries and the PRC Subsidiaries hereby agrees that it will not effect any transfer in violation of this Section 15.6 nor will it treat any alleged transferee as the holder of such shares or equity interest. The Founders shall not cause to, the Offshore Subsidiaries, the HK Subsidiary, the PRC Subsidiaries and the Founder Holdcos shall not, issue to any person any new shares or equity securities or any options or warrants for, or any other securities exchangeable for or convertible into, such shares or equity securities of any Subsidiary, unless with the prior written approval of the Board (including the approval of the Series A Director, the Series B Director and the Series C Director).

15.7                        Covenants of the Founders and Zhu.

(a)                                 As long as there are shareholders holding Preferred Shares, if any Founder or Zhu loses the capacity for civil rights or loses the capacity for civil conduct or cannot exercise his/her capacity for civil conduct for three (3) months or more, the shareholders of the Company holding Preferred Shares shall be entitled to purchase the shares of such person at the price equivalent to the estimated value of the Group Companies at that time on a pro-rata basis.

(b)                                 Unless otherwise agreed by the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor, each Founder, by signing this Agreement, hereby undertakes to the Company, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor that he/she will devote his/her full time and attention to the business of the Group Companies and will use his/her best efforts to develop the business and interests of the Group Companies. Unless otherwise agreed by the Board of Directors (including the Series A Director, the Series B Director and the Series C Director), except for the Group Companies, each Founder shall not, and shall cause his/her Affiliate or associate not to, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is the same, related to, similar to, or otherwise competes with the principal business of any member of the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this Section 15.7 shall not restrict the acquisition by such Founder, directly or indirectly, of no more than one percent (1%) of the outstanding share capital of any publicly traded company.

(c)                                  Unless otherwise agreed by the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor, each Founder undertakes to the Company, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor that for the later of a period of at least two (2) years after he/she ceases to be (x) employed by the Group Companies or (y) a shareholder in the Group Companies, he/she will not, without the prior written consent of the Board (including the consent of the Series A Director, the Series B Director and the Series C Director), either on his/her own account or through any of his/her Affiliates, or in conjunction with or on behalf of any other person: (i) invest or be engaged or interested directly or indirectly in any other corporate or entity which carries out any Restricted Business, or otherwise carry out any Restricted Business; (ii) act as the shareholder, director, employee, partner, consultant, agent or representative of any entity described in subsection (i) above; (iii) solicit or entice away or attempt to solicit or entice away from any member of the Group Companies, any person, firm, company or organization who is a customer, client, representative, agent or correspondent of such member of the Group Companies or in the habit of dealing with such member of the Group Companies, provided that the Founder will be compensated in accordance with the agreement entered into by and between a member of the Group Companies and such Founder pursuant to the applicable Laws. Each Founder undertakes to the Company, the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors and the Series D-1 Investor that he/she shall have entered into an inventions assignment, non-competition and confidentiality agreement with a PRC Subsidiary satisfactory to the Majority Preferred Holders.

(d)                                 Each Founder undertakes that he/she will not resign from his/her current position in the Group Companies before June 30, 2020, unless otherwise approved by the Board of Directors. In the event that any Founder terminates his/her labor relationship with the corresponding member of the Group Companies or works for any other entity or company before December 31, 2018, the shares of such founder shall be subject to the restrictions under the Restricted Share Agreement (as defined in the Initial Series B Purchase Agreement).

(e)                                  In the event that any Founder or Key Employee does any action that will or may adversely affect the interests of the Group Companies as determined by the Board, as required by the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors or the Series D-1 Investor, the corresponding member of the Group Companies shall terminate the employment with such person. The other shareholders of the Group Companies (in which such Founder or Key Employee holds any shares) shall be entitled to purchase the shares held by such person at a price equivalent to a fraction, the numerator is the net assets of the Group Companies when the labor relationship is terminated multiplied by the share percentage of such person in the corresponding member of the Group Companies and the denominator is two (2) on a pro-rata basis. If any shareholder does not exercise his/her/its right to purchase the shares from such

Founder or Key Employee, the other shareholder(s) shall be entitled to purchase the remaining shares on a pro-rata basis. The Parties hereto agree to the restrictions set forth above and will provide all the necessary assistance for such share transfer. The actions that will adversely affect the interests of the Group Companies in this Section 15.7(c) include but not limited to (i) engaging in the Restricted Business directly or indirectly (outside of the Group); (ii) defalcating any Group Company’s money without authorization or stealing any Group Company’s properties; (iii) misusing or misappropriating the confidential information or intellectual properties of the Group Companies; or (iv) other material breach of his/her obligations under the Transaction Documents, joint venture contract, articles of association of the Group Companies, labor contracts, inventions assignment, non-competition and confidentiality agreement which will let the Group Companies suffer significant losses.

15.8                                Protective Provisions.

(a)                                 For so long as the Series D-1 Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, Series B Preferred Shares, the Series B-1Preferred Shares or Series A Preferred Shares (as the case may be) remain issued and outstanding, in addition to any requirements set forth in the Restated Articles or by the Laws of the Cayman Islands, the Company and each member of the Group Companies shall not, and the Company and the Founders shall cause each member of the Group Companies and the Founder Holdcos not to (by way of shareholders resolutions, board resolutions or other means), without (i) the prior approval of the Series A Investors who hold at least a majority of the then issued and outstanding Series A Preferred Shares; (ii) the prior approval of the Series B Investors who hold at least a majority of the then issued and outstanding Series B Preferred Shares; (iii) the prior approval of the Series B-1 Investors who hold at least a majority of the then issued and outstanding Series B-1 Preferred Shares; (iv) the prior approval of the Series C Investors who hold at least a majority of the then issued and outstanding Series C Preferred Shares; and (v) the prior approval of the Series D and Series D-1 Investors who hold at least a majority of the then issued and outstanding Series D and Series D-1 Preferred Shares, take any action that would (for the purpose of this Section 15.8, the term for the Company below shall also include the members of the Group Companies):

(i)                                     alter, amend or change the rights, preferences or privileges of, or the restrictions provided for the benefit of, the Preferred Shares, whether such amendment or change is absolute or in relation to other classes of shares, including without limitation, the authorization of creation or issuance (by reclassification, subsequent financing or otherwise) of any new class or series of shares that have rights, preferences or privileges senior to or on a parity with the Preferred Shares;

(ii)                                  create or authorize the creation of or issue (by reclassification or otherwise) any new class or series of shares or any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the Preferred Shares, or increase the authorized number of the Preferred Shares;

(iii)                               result in any new issuance of any equity securities of the Company and/or any of its Subsidiaries to the Founders or to any third party, excluding (1) any issuance of

Ordinary Shares upon conversion of the Preferred Shares, and (2) the issuance of Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board;

(iv)                              result in the payment or declaration of any dividend on any Shares of the Company;

(v)                                 purchase or redeem or pay any dividend on any shares prior to the Preferred Shares, excluding the shares repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost;

(vi)                              create or authorize the creation of any debt security that is not already included in a Board-approved budget (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board of Directors (including the approval of the Series A Director, the Series B Director and the Series C Director); and

(vii)                                   increase or decrease the size of the Board of Directors.

(b)                                 In respect of the following act of Company which is required under the statue of the Cayman Islands to be taken by a special resolution of the shareholders may be effected by a special resolution of the shareholders, provided, the holder(s) of Series A Preferred Shares who hold at least a majority of the then issued and outstanding Series A Preferred Shares and vote against the resolution, holder(s) of Series B Preferred Shares who hold at least a majority of the then issued and outstanding Series B Preferred Shares and vote against the resolution, holder(s) of Series B-1 Preferred Shares who hold at least a majority of the then issued and outstanding Series B-1 Preferred Shares and vote against the resolution, holder(s) of Series C Preferred Shares who hold at least a majority of the then issued and outstanding Series C Preferred Shares and vote against the resolution, or holder(s) of Series D and Series D-1 Preferred Shares who hold at least a majority of the then issued and outstanding Series D and Series D-1 Preferred Shares and vote against the resolution, as the case may be, shall have the number of votes equal to (i) the votes of all shareholders who vote in favor of the resolution, plus (ii) one:

(i)                                     amend or waive any provision of the Company’s Restated Articles in a manner that would alter, amend or change the rights, preferences or privileges of, or the restrictions provided for the benefit of, the Preferred Shares;

(ii)                                  increase, reduce or cancel the registered capital of Company and/or any of its Subsidiaries or carrying a right of subscription in respect of equity interest or issue any options rights or warrants or which may require the change of shareholding in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series A Investors, the Series B Investors, the Series B-1 Investors, the Series C Investors, the Series D Investors or the Series D-1 Investor in the Company;

(iii)                               pass any resolution for the liquidation, dissolution or winding up of the Company and/or any of its Subsidiaries or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any Subsidiary or apply for the appointment of a receiver, manager or judicial manager or like officer, or effect any Deemed Liquidation Event (as defined in the Restated Articles).

(c)                                  Without the consent of the Board of Directors, including the Series A Director, the Series B Director and the Series C Director, the Company and/or any of its Subsidiaries shall not effect or validate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise):

(i)                                     cease to conduct or carry on the business of the Company and/or any of its Subsidiaries substantially as now conducted, change any part of its business activities, or conduct or carry on any new business;

(ii)                                  sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any of its Subsidiaries;

(iii)                               borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(iv)                              make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity which exceeds US$500,000 each, unless it is wholly owned by the Company;

(v)                                 make any loan or advance to any individual Person, including any employee or director of the Group Companies, which exceeds US$500,000, except those advances or similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(vi)                              incorporate Subsidiaries and branches, make investment in exceeding of US$200,000 within twelve (12) consecutive months, purchase fixed assets or build real estates, and acquire all or part of the equity interest of other companies by the Company and/or any of its Subsidiaries;

(vii)                           appoint, fire, change the compensation of, or settle the terms of appointment of any president (general manager), vice president (deputy general manager), chief financial officer (financial controller and/or financial manager) or any other senior managers ranked as the vice president level or above (including but not limited to the chief executive officer, chief operating officer, chief financial officer, chief technology officer and chief marketing officer), including approving any option plan;

(viii)                        approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder of the Company and/or any of its Subsidiaries, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company and/or any of its Subsidiaries;

(ix)                              guarantee any indebtedness which exceeds US$500,000 each except for trade accounts of the Company or any of its Subsidiaries arising in the ordinary course of business;

(x)                                 incur any aggregate indebtedness in excess of US$500,000 each that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(xi)                              enter into or be a party to any transaction or series of transactions between each Group Company and any shareholder, director, senior manager or employee of each Group Company or any Affiliate of any Group Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any Group Company, or between each Group Company and any shareholder, director, senior manager or employees of the Affiliate in an amount more than US$50,000 within twelve (12) consecutive months, except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(xii)                           approve the annual operation plan and budget of the Company and/or any of its Subsidiaries or any material change of such annual operation plan, budget or the business scope of the Company and/or any of its Subsidiaries;

(xiii)                        establish the employee equity incentive plans for the management and/or employees of the Company and/or any of its Subsidiaries;

(xiv)                       make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any international bank having a net worth in excess of US$100,000,000 or obligations issued or guaranteed by the United States or other sovereign government, in each case having a maturity not in excess of two years;

(xv)                          sell, transfer, license, pledge or encumber technology or intellectual property, other than the licenses granted in the ordinary course of business; and

(xvi)                               any matters that shall be unanimously approved by all the Board of the Company according to applicable Laws.

15.9                                Publicity.

Subject to specific disclosures required by applicable Laws, without the prior written consent of Alibaba, each of the Group Companies and each shareholder (other than Alibaba) shall not, and each foregoing person shall cause any of its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of Alibaba or any Affiliate of Alibaba, either alone or in combination of, including, without limitation, “阿里巴巴” (Chinese equivalent for “Alibaba”), “淘 宝” (Chinese equivalent for “Taobao”), “阿里” (Chinese equivalent for “Ali”), “全球速卖通” (Chinese brand for “AliExpress”), “淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “ 一淘” (Chinese equivalent for “eTao”), “ 聚划 算”z (Chinese equivalent for “Juhuasuan”), “阿里旅行” (Chinese equivalent for “Alitrip”), “阿里妈妈” (Chinese equivalent for

“Alimama”), “ 阿里云” (Chinese equivalent for “Alibaba Cloud”), “ 万网” (Chinese brand for “HiChina”), “口碑” (Chinese equivalent for “Koubei’), “虾米” (Chinese equivalent for “Xiami”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant”), “支付宝” (Chinese brand for “Alipay”), “小微金服” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “一 达通” (Chinese brand for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “阿里音乐” (Chinese equivalent for “Alibaba Music”), “阿里星球” (Chinese equivalent for “Alibaba Planet”), “优视” (Chinese equivalent for “UC/UCWeb”), “高德地图” (Chinese brand for “AMAP”), “钉钉” (Chinese brand for “DingTalk”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “招财宝” (Chinese equivalent for “Zhaocaibao”), “芝麻信用” (Chinese equivalent for “Zhima Credit”), “网商银行” (Chinese brand for “MYbank”), “阿里通信” (Chinese equivalent for “AliTelecom”), “Alibaba”, “Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alitrip”, “Alimama”, “Alibaba Cloud”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Alipay”, “Xiao Wei Jin Fu”, “OneTouch”, “Umeng”, “Alibaba Music”, “Alibaba Planet”, “UCWeb”, “UC”, “AMAP”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Zhima Credit”, “MYbank”, “AliTelecom”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, the ant device of Taobao, the Tao doll device of Taobao, the cat device of Tmall, the Ju doll device of Juhuasuan, the wing device and the Ding device of Dingtalk, the ant device of Ant Financial, the lion device and the Zhixiaobao device of Alipay, the ingot device of Zhaocaibao, the sesame device of Zhima Credit together with the Gaoxiaode device and the paper aeroplane device of AutoNavi, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Alibaba or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Alibaba or any of its Affiliates. The rights and obligations of each Group Company and each shareholder under this Section 15.9 shall survive the termination of this Agreement.

15.10                 Confidentiality.

(a)                                 Disclosure of Terms.    The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(b)                                 Permitted Disclosures.    Notwithstanding the foregoing, (i) each Party, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Party may disclose any of the Financing Terms to the fund manager, the employees, the directors and officers of such Party or such Party’s Affiliates, and (iii) each Party may disclose any of the Financing Terms to its potential or actual transferees or assignees with respect to the shares in the Company or the rights under the Transaction Documents, thereof so long as such Persons are under appropriate nondisclosure obligations.

(c)                                  Legally Compelled Disclosure.   In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and stock exchange rules) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 15.10, such Party (the “Disclosing Party”) shall to the extent permissible under law promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other Parties.

(d)                                 Other Exceptions.   Notwithstanding any other provision of this Section 15.10, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; or which a restricted Party independently developed by itself; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; (iv) disclosures to a Party’s accountants, attorneys or other professional advisors so long as they agree to keep such disclosures confidential.

15.11                 Liquidation; Redemption; PRC Subsidiaries.

The Parties agree that Articles 18 (Redemption) and 127 (Liquidation Preference) of the Restated Articles shall be incorporated herein by reference and shall be binding on all the Parties. The PRC Subsidiaries shall, and the Company, the Founders, the Founder Holdcos and Zhu shall cause the PRC Subsidiaries to, take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to ensure that the terms set forth in this Agreement and the Restated Articles are complied with, including to enable the Company to (i) redeem the Preferred Shares in accordance with Article 18 of the Restated Articles or (ii) pay the liquidation preferences to the holders of the Preferred Shares in full in accordance with Article 127 of the Restated Articles. None of the Founders and Zhu shall transfer any equity interest in any of the Domestic Companies without the consent of each of the Series A Investors, Series B Investors, Series B-1 Investors, Series C Investors, Series D Investors and Series D-1 Investor.

The right of Redemption shall terminate upon QIPO.

15.12                 Professional Agency for Public Listing

If the Company pursues a private or public offering of equity or debt securities, including the Company’s IPO in Hong Kong Securities Exchange or similar market in Hong Kong, the Company will consider to retain CCBI or its Affiliates as a sponsor, underwriter, book runner, global coordinator or any other proper agent of such offering, and on the same terms and conditions, CCBI or its Affiliates shall have the right of first offer. If the Company pursues a listing in Hong Kong securities or similar markets in Hong Kong in a way other than IPO, the Company will consider to retain CCBI or its Affiliates as the financial advisor of such transaction on the same terms and conditions, CCBI or its Affiliates shall have the right of first offer.

15.13                 Repayment of the Domestic Loan

All parties agree and covenant that, unless otherwise agreed in this Agreement, Restated Articles and Domestic Loan Agreement, WFOE shall not be obligated to repay any part of the Domestic Loan prior to the consummation of the Deferred Payment of Purchase Price.

16                                  Miscellaneous.

16.1                        Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong as to matters within the scope thereof and without regard to its principles of conflicts of Laws.

16.2                        Dispute Resolution.

(a)                            Negotiation between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant Parties, then each Party to the dispute that is a company shall nominate one authorized officer as its representative. The relevant Parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either Party to call such a meeting, meet in person and alone (except for one assistant for each Party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such authorized officer(s) in such meeting, the Parties agree that they shall, if requested in writing by either Party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either Party to the dispute may request formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite to taking any additional action hereunder.

(b)                            Arbitration. In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (i) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “Center”) in accordance with Hong Kong International Arbitration Center Administered Arbitration Rules (the “Arbitration Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b):

i.                                                    The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be three. The arbitration shall be conducted in the English language.

ii.                                                 Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other as permitted by applicable disclosure rules under the Arbitration Rules in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

iii.                                                  The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

iv.                                                 When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

v.                                                    Regardless of anything else contained herein, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

(c)                             Award. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

16.3                   Counterparts.

This Agreement may be executed in eight (8) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

16.4                   Notices.

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 16). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.

16.5                   Headings and Titles.

Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.6                   Expenses.

If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

16.7                   Entire Agreement; Amendments and Waivers.

This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the Founder Holdcos, (c) the Founders, (d) the Series A Investors, (e) the Series B Investors, (f) the Series B-1 Investors, (g) the Series C Investors, (h) the Series D Investors and (j) the Series D-1 Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

This Agreement shall supersede any prior agreement or arrangement entered into or made by the Parties (or any Party) in relation to any matter under this Agreement (other than the related Transaction Documents), including the Prior Agreement, and such agreements or arrangements (if any) shall be null and void from the date hereof.

16.8                   Severability.

If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

16.9                   Further Instruments and Actions.

The Parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement. Each Party agrees to cooperate affirmatively with the other Parties, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

16.10            Rights Cumulative.

Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

16.11            No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

16.12            Conflict with Restated Articles.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Restated Articles or other constitutional documents, the terms of this Agreement shall prevail as between the Parties only, other than the Company. The Parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

16.13            No Presumption.

The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

16.15            Rights of Third Parties.

Except as otherwise provided in this Agreement and subject to such exceptions as may be specifically set forth in the Disclosure Schedule, the provisions of this Agreement are intended solely to benefit the Parties of this Agreement and, to the extent not prohibited by Applicable Law (including without limitation to the Contracts (Rights of Third Parties) Ordinance), shall not be construed as conferring any benefit upon any creditor of the Parties (and no such creditor shall be a third party beneficiary of this Agreement), or any other Person shall have any duty or obligation to any creditor of the Parties, nor shall any party other than the Parties to rely on the Applicable Law to claim for any rights thereunder. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement is not required for any variation of, amendment to, or release, rescission, or termination of, this Agreement.

16.16            Binding Effect.

This Agreement shall be duly executed and delivered by the Parties and this Agreement constitutes a legal, valid and binding obligation, enforceable against the Parties in accordance with its terms upon the closing of the issuance and purchase of the Series D-1 Preferred Shares, i.e. the Initial Closing under the Share Purchase Agreement.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholder’s Agreement as of the date first written above.

COMPANY:

COOTEK (CAYMAN) INC.

By:	/s/ ZHANG KAN
Name: ZHANG KAN (张瞰)
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER-1:

ZHANG KAN (张瞰)

By:	/s/ ZHANG KAN

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER-2:

WANG JIALIANG (王佳梁)

By:	/s/ WANG JIALIANG

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER-3:

LI QIAOLING (李巧玲)

By:	/s/ LI QIAOLING

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER-4:

WANG JIAN (王健)

By:	/s/ WANG JIAN

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER HOLDCO-1:

KAN’S GLOBAL COOLSTUFF INVESTMENT INC.

By:	/s/ ZHANG KAN
Name:	ZHANG KAN (张瞰)
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER HOLDCO-2:

JIALIANG’S GLOBAL CREATIVITY INVESTMENT INC.

By:	/s/ WANG JIALIANG
Name:	WANG JIALIANG (王佳梁)
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER HOLDCO-3:

LQL GLOBAL INNOVATION INVESTMENT INC.

By:	/s/ LI QIAOLING
Name:	LI QIAOLING (李巧玲)
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDER HOLDCO-4:

JIAN’S GLOBAL COOLSTUFF INVESTMENT INC.

By:	/s/ WANG JIAN
Name:	WANG JIAN (王健)
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

HK SUBSIDIARY:

COOTEK HONGKONG LIMITED

By:	/s/ ZHANG KAN
Name:	ZHANG KAN (张瞰)
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

OFFSHORE SUBSIDIARY:

TOUCHPAL, INC.

By:	/s/ LI QIAOLING
Name:	LI QIAOLING
Title:	President

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

OFFSHORE SUBSIDIARY:

TOUCHPAL HK CO., LIMITED

By:	/s/ ZHANG KAN
Name:	ZHANG KAN
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

WFOE:

SHANGHAI CHU LE (COOTEK) INFORMATION TECHNOLOGY CO., LTD.
(上海触乐信息科技有限公司)

By:	/s/ ZHANG KAN
Name:	ZHANG KAN (张瞰)
Title:	Legal Representative

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

DOMESTIC COMPANY-1:

SHANGHAI HAN XIANG (COOTEK) INFORMATION TECHNOLOGY CO., LTD.
(上海汉翔信息技术有限公司)

By:	/s/ ZHANG KAN
Name:	ZHANG KAN
Title:	Legal Representative

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

DOMESTIC COMPANY-2:

SHANGHAI CHU BAO (COOTEK) INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ ZHANG KAN
Name:	ZHANG KAN
Title:	Legal Representative

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

HAIYAN’S HOLDCO:

HAIYAN’S GLOBAL CREATIVITY INVESTMENT INC.

By:	/s/ ZHU HAIYAN
Name: ZHU HAIYAN (朱海燕)
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

ZHU HAIYAN (朱海燕)

By:	/s/ ZHU HAIYAN

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

QIMING VENTURE PARTNERS II, L.P.

By: QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its: General Partner

By: QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its: General Partner

By:	/s/ Robert Headly
Its:	Managing Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

QIMING VENTURE PARTNERS II-C, L.P.

By: QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its: General Partner

By: QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its: General Partner

By:	/s/ Robert Headly
Its:	Managing Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

QIMING MANAGING DIRECTORS FUND II, L.P.

By: QIMING CORPORATE GP II, LTD., a Cayman Islands corporation

By:	/s/ Robert Headly
Its:	Managing Director

Address:
Attention:	Robert Headly
Tel:
Fax No.:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

ORANGE CAPITAL MANAGEMENT

By:	/s/ Fabien Inglese
Name:	Fabien Inglese
Title:	Chief Executive Officer

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

QUALCOMM INTERNATIONAL INC.

By:	/s/ Adam Schwenker
Name:	Adam Schwenker
Title:	Authorized Signatory

Address:
Attention:	James Shen
Tel:
Fax No.:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

SIG CHINA INVESTMENTS MASTER FUND III, LLLP

By SIG ASIA INVESTMENT, LLLP,
its authorized agent

By HEIGHTS CAPITAL MANAGEMENT, INC.,
its authorized agent

By:	/s/ Michael Spolan
Name: Michael Spolan Title: General Counsel

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

SYCAMORE CAPITAL HOLDINGS LIMITED

By:	/s/ Zheng Gang
Name:	Zheng Gang Title: Director

Address:
Attention:	Scott Zheng
Tel:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

ALIBABA INVESTMENT LIMITED

By:	/s/ Liang Wang
Name: Liang Wang
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

Sequoia Capital China GF Holdco III-A, Ltd.

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized signatory

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

CHANCE TALENT MANAGEMENT LIMITED

By:	/s/ Li Yuezhong
Name: Li Yuezhong
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

New Alliance CC Limited

By:	/s/ Qu Lie Feng
Name: Qu Lie Feng
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

TRANQUILITY COMMUNICATIONS LIMITED (静康通讯有限公司)

By:	/s/ Xing Jin
Name: Xing Jin
Title: Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first written above.

HG Qiandao Limited

By:	/s/ Lu Binghui
Name: Lu Binghui
Title: Director

Address:
Attention:	WANG BAOHUA
Tel:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

Exhibit A

FORM OF DEED OF ADHERENCE

[I/We], [•] whose registered [office/address] is at [•] intend(s) to become a shareholder of CooTek (Cayman) Inc. (the “Company”) holding [•] [Ordinary/Series A Preferred/Series B Preferred/Seires C Preferred/Series D Preferred] Shares/Series D-1 Preferred Shares. [I/We] hereby agree(s) with each of the holders of Ordinary Shares and holders of Preferred Shares of the Company to comply with  and  to  be  bound  by  all  the  provisions  of  a  Fifth  Amended  and  Restated  Shareholders’ Agreement (the “Shareholders Agreement”) dated [•] entered into among the Company and [•], in all respects as if [I/we] were a party to the Shareholders Agreement and were named therein as a holder of the [Ordinary Shares/Series  A  Preferred  Shares/Series  B Preferred  Shares/Series  B-1 Preferred Shares/Series C Preferred Shares/Series D Preferred Shares/Series D-1 Preferred Shares], and on the basis that references therein to a holder of the [Ordinary Shares/Series A Preferred Shares/Series B Preferred Shares/Series B-1 Preferred Shares/Series C Preferred Shares/ Series D Preferred Shares/Series D-1 Preferred Shares] shall include a separate reference to us.

For the purpose of Section 16.4 of the Shareholders Agreement, the address, fax number and other details of communications of us are as follows:

To :	[Name]
[Address]
Attention:	[•]
Tel:	[•]
Fax:	[•]

This Deed of Adherence is governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

IN WITNESS WHEREOF this Deed of Adherence has been executed by us and delivered on the [•].

[NAME OF NEW SHAREHOLDER]

By:
Name:

Exhibit B

COMPETITORS

1.	Tencent

2.	Baidu